Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of our reports dated March 4, 2010, with respect to the consolidated financial statements of VSE Corporation and subsidiaries and the effectiveness of internal control over financial reporting of VSE Corporation included in this Annual Report (Form 10-K), for the year ended December 31, 2009.

Name	Registration Number	Date Filed
Registration Statements on Form S-8
2006 Restricted Stock Plan	333-134285	5/19/2006
2004 Stock Option Plan and 2004 Non-employee Directors Stock Plan	333-115218	5/6/2004

/s/ Ernst & Young LLP

McLean, Virginia
March 4, 2010